                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of Greater Bay Bancorp of our report dated January 31, 2000 relating to the consolidated financial statements, which appears in Greater Bay Bancorp's Current Report on Form 8-K dated January 31, 2000. We also consent to the incorporation by reference of our report dated May 18, 2000 relating to the supplemental consolidated financial statements, which appears in the Current Report on Form 8-K dated May 18, 2000. We also consent to the references to us under the headings "Experts" and "Selected Historical and Pro Forma Financial Data" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

San Francisco, California
June 1, 2000